As filed with the Securities and Exchange Commission on November 4, 2009
Registration No. 333-162607
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-3
Registration Statement
Under the Securities Act of 1933
U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)
Wyoming (State or other jurisdiction of incorporation or organization)	83 0205516 (I.R.S. Employer Identification Number)
877 North 8th West, Riverton, Wyoming 82501 (307) 856-9271 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Steven R. Youngbauer 877 North 8th West, Riverton, Wyoming 82501 (307) 856-9271 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen E. Rounds, Esq.
The Law Office of Stephen E. Rounds
1544 York Street, Suite 110, Denver, CO 80206
Tel: (303) 377-6997; Fax: (303) 377-0231
_______________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                                     Accelerated filer  ☒

Non-accelerated filer   ☐  (do not check if a smaller reporting company)                                                                                                                     Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is made for the purpose of correcting Exhibit 4.7 to the Registration Statement as set forth below under Part II, Item 16, which is amended to reflect this corrected exhibit.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.  Exhibits

(5) Exhibits Required to be Filed

Exhibit No.	Title of Exhibit
1.1**	Form of Underwriting or Distribution Agreement
4.1	Restated Articles of Incorporation as Amended (Incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1 filed October 20, 2009)
4.7	Bylaws, as amended through April 17, 2009 (Incorporated by reference from Exhibit 3.2 to the Registrant's Form 8-K, filed April 21, 2009)
4.8
Rights Agreement dated as of September 19, 2001, amended as of September 30, 2005, between U.S. Energy Corp. and Computershare Trust Company, Inc. as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Registrant's Form 8A/A, filed November 17, 2005)

4.9	Specimen stock certificate (Incorporated by reference from Exhibit 3.1 to the Registrant’s Form S-1 filed October 20, 2009)
5.1*	Opinion of The Law Office of Stephen E. Rounds
23.1*	Consent of Hein & Associates LLP, an independent registered public accounting firm
23.2*	Consent of Moss Adams LP, an independent registered public accounting firm
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of The Law Office of Stephen E. Rounds (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
________
* Previously filed.
** To be filed by amendment hereto, or as an exhibit to a Form 8-K Report and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Riverton, State of Wyoming, on November 4, 2009.

U.S. ENERGY CORP. (Registrant)

Date: November 4, 2009	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below.

Date: November 4, 2009	By:	/s/ Keith G. Larsen
Keith G. Larsen, Director

Date: November 4, 2009	By:	/s/ Mark J. Larsen
Mark J. Larsen, Director

Date: November 4, 2009	By:	/s/ Robert Scott Lorimer
Robert Scott Lorimer,
Principal Financial Officer/
Chief Accounting Officer, and Director

Date: November 4, 2009	By:	/s/ *
Michael H. Feinstein, Director

Date: November 4, 2009	By:	/s/ *
Al Winters, Director

Date: November 4, 2009	By:	/s/ *
H. Russell Fraser, Director

Date: November 4, 2009	By:	/s/ *
Michael Anderson, Director

Date: November 4, 2009	By:	/s/ Keith G. Larsen
* Keith G. Larsen, Attorney-in-Fact